Exhibit 99.1

SFX Entertainment, Inc. Announces Receipt of Requisite Consents and Expiration of Consent Solicitation Relating to Its 9.625% Second Lien Senior Secured Notes Due 2019

NEW YORK — September 10, 2014 — SFX Entertainment, Inc. (NASDAQ:SFXE) (“SFX”) announced today that it has received the requisite consents (the “Requisite Consents”) with respect to its previously announced solicitation of consents (the “Solicitation”) for an amendment (the “Amendment”) to the indenture (the “Indenture”) governing its outstanding 9.625% Second Lien Senior Secured Notes Due 2019 (the “Securities”), on the terms and subject to the conditions set forth in the amended and restated consent solicitation statement (the “Statement”) dated September 5, 2014.

The Solicitation expired at 5:00 p.m., New York City time, on September 9, 2014 (the “Expiration Time”). As of the Expiration Date, SFX received the unanimous consent from all of the holders of the outstanding Securities.

Upon receiving the Requisite Consents, SFX executed a supplemental indenture to give effect to the Amendment (the “Supplemental Indenture”).  The Supplemental Indenture binds all holders of the Securities and their transferees.

This press release does not constitute a solicitation of consents. Any solicitation of consents was made pursuant to the terms of the Statement. No solicitation was made in any jurisdiction in which such a solicitation would be unlawful.

SFX engaged Barclays Capital Inc. (“Barclays”) to act as solicitation agent for the Solicitation and MacKenzie Partners, Inc. to act as tabulation and information agent for the Solicitation. Persons with questions regarding the Solicitation should contact Barclays at (800) 438-3242 or (212) 528-7581.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ:SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals. SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity. SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance and React Presents, as well as the innovative ticketing service Flavorus.

SFX operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets. Additionally, SFX manages FX1, an internal marketing solutions agency for consumer brands targeting the millennial culture.

Forward Looking Statements

This press release contains forward-looking statements regarding SFX’s business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: SFX’s ability to integrate the companies it has acquired and plans to acquire in the future; SFX’s belief that the EMC community will grow; SFX’s ability to increase the number of festivals and events it produces and their attendance; SFX’s ability to pay its debts and meet its liquidity needs; competition; SFX’s ability to manage growth and geographically-dispersed operations; and SFX’s ability to grow its online properties. SFX refers you to the documents its files from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of SFX’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in its projections or forward-looking statements. In addition, any forward-looking statements contained herein are based on assumptions that SFX believes to be reasonable as of this date. SFX undertakes no obligation to update these statements as a result of new information or future events, except as required by law.

Contact

SFX Entertainment, Inc.
Richard Rosenstein, 646-561-6400
Chief Financial and Administrative Officer
or
JCIR
Joseph Jaffoni, 212-835-8500
sfxe@jcir.com
or
DKC Public Relations
Ed Tagliaferri, 212-981-5182
edmund_tagliaferri@dkcnews.com